As filed with the Securities and Exchange Commission on June 1, 1995
                                                    Registration No. 33-



                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                Form S-8
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933


                      INLAND STEEL INDUSTRIES, INC.
           (Exact name of Issuer as specified in its charter)

            Delaware                              36-3425828
      (State of Incorporation)          (IRS Employer Identification No.)

             30 West Monroe Street, Chicago, Illinois 60603
           (Address of principal executive offices) (Zip Code)

                    Inland 1995 Incentive Stock Plan
                        (Full title of the plan)


                            DAVID B. ANDERSON
   Vice President-Corporate Development, General Counsel and Secretary
                      Inland Steel Industries, Inc.
             30 West Monroe Street, Chicago, Illinois 60603
                 (Name and address of agent for service)

                             (312) 899-3917
      (Telephone number, including area code, of agent for service)



                     CALCULATION OF REGISTRATION FEE

_____________________________________________________________________________

                                 Proposed      Proposed
Title of                          Maximum       Maximum
Securities          Amount       Offering      Aggregate      Amount of
to be                to be       Price Per      Offering    Registration
Registered        Registered     Share(1)       Price(1)         Fee
____________________________________________________________________________

Common Stock
($1.00 par value)
(including
preferred stock
purchase rights).. 2,000,000      $27.25       $54,500,000    $18,793.13
                     Shares
____________________________________________________________________________

(1) Estimated solely for the purpose of determining the registration fee, based on the average of the high and low sales prices on the New York Stock Exchange Composite Tape on May 30, 1995.

                           ___________________

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus related to this Registration Statement will also be used in connection with certain offerings of securities of the Registrant registered under Registration Statements on Form S-8, File No. 33-48770 and No. 33-22902 and under Registration Statement on Form S-4, File No. 33-4046, to which Post-Effective Amendment No. 1 thereto on Form S-8 relates.



                                 PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      There is incorporated herein by reference the Annual Report on Form 10-K of the Company for the year ended December 31, 1994 (SEC File No. 1-9117) and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1995, all as filed with the Commission pursuant to the Exchange Act. The common stock registered hereunder is registered under
Section 12 of the Exchange Act, and the description of such securities is contained in the Prospectus dated May 18, 1995 comprising a part of the Company's Registration Statement of Form S-3 (File No. 33-59161), which is also incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      The legality of the shares of common stock offered hereby has been passed upon by David B. Anderson, Vice President - Corporate Development, General Counsel and Secretary of the Company. As of May 15, 1995, Mr. Anderson owned 9,661 shares of Company common stock (not including 1,553 vested shares of Company common stock and 1,491 vested shares of Series E ESOP Convertible Preferred Stock allocated to his accounts in the Inland Steel Industries Thrift Plan as of May 15, 1995) and held outstanding options to acquire another 84,000 such shares, of which 58,000 were exercisable on such date. Mr. Andersen also holds 4,000 shares and 2,400 shares of restricted stock, with vesting and delivery contingent on continuous employment through March 31, 1996 and May 24, 1997, respectively.

Item 6.  Indemnification of Directors and Officers.

      (a) The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

      (b) Article Thirteen of the Certificate of Incorporation of the Company permits, and Article VI of the By-Laws of the Company provides for, indemnification of directors, officers, employees and agents to the full extent permitted by law.

      (c) The Company maintains directors' and officers' liability insurance coverage for its directors and officers and those of its subsidiaries and for certain other executive employees. This coverage insures such persons against certain losses that may be incurred by them in their respective capacities as directors, officers or employees, with respect to which they may or may not be indemnified under the provisions of the Certificate of Incorporation or By-Laws of the Company or otherwise.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

      See Index to Exhibits included herewith which is incorporated herein by reference.

Item 9.  Undertakings.

(1)   The undersigned registrant hereby undertakes:

           (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)  To include any prospectus required by section 10(a)
           (3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a) (i) and (a) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
      Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth or described in Item 6 (except as set forth in paragraph (c)) of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois, on the 30th day of May, 1995.

                                 INLAND STEEL INDUSTRIES, INC.


                                 By           Robert J. Darnall
                                                Robert J. Darnall
                                          Chairman, President and
                                          Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        Signature                 Title                   Date
        _________                 _____                   ____

    Robert J. Darnall    Chairman, President and Chief  May 30, 1995
    Robert J. Darnall       Executive Officer and
                                Director


      Earl L. Mason      Senior Vice President          May 30, 1995
      Earl L. Mason    and Chief Financial Officer
                      (Principal Financial Officer)

    James M. Hemphill         Controller                May 30, 1995
    James M. Hemphill   (Principal Accounting Officer)


    A. Robert Abboud            Director

     James W. Cozad             Director

   James A. Henderson           Director

   Robert B. McKersie           Director

 Maurice S. Nelson, Jr.         Director          By    David B. Anderson

    Donald S. Perkins           Director                David B. Anderson
                                                        Attorney-in-fact
     Joshua I. Smith            Director
                                                           May 30, 1995
    Nancy H. Teeters            Director

     Arnold R. Weber            Director


                            INDEX TO EXHIBITS



                                                                 Sequential
Exhibit                                                             Page
Number                            Description                     Number
_______                           ___________                    __________

4.1       Certificate of Incorporation, as amended, of the          --
          Company.  (Filed  as Exhibit 3.(i) to the
          Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, and incorporated by reference herein.)

4.2       Copy of By-laws, as amended, of the Company.              --
          (Filed as Exhibit 3.(ii) to the Company's Annual
          Report on Form 10-K for the fiscal year ended
          December 31, 1994, and incorporated by reference herein.)


4.3       Copy of Certificate of Designations, Preferences           --
          and Rights of Series A $2.40 Cumulative
          Convertible Preferred Stock of the Company.
          (Filed as part of Exhibit B to the definitive
          Proxy Statement of Inland Steel Company dated
          March 21, 1986 that was furnished to
          stockholders in connection with the annual meeting held April 23, 1986, and incorporated by reference herein.)

4.4       Copy of Certificate of Designation, Preferences           --
          and Rights of Series D Junior Participating
          Preferred Stock of the Company.  (Filed as
          Exhibit 4-D to the Company's Annual Report on
          Form 10-K for the year ended December 31, 1987, and incorporated by reference herein.)

4.5       Copy of Rights Agreement, dated as of November           --
          25, 1987, as amended and restated as of May 24, 1989, between the Company and The First
          National Bank of Chicago, as Rights Agent
          (Harris Trust and Savings Bank, as successor
          Rights Agent).  (Filed as Exhibit 1 to the
          Company's Current Report on Form 8-K filed on
          May 24, 1989, and incorporated by reference herein.)

4.6       Copy of Certificate of Designations, Preferences         --
          and Rights of Series E ESOP Convertible
          Preferred Stock of the Company.  (Filed
          as Exhibit 4-F to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1989, and incorporated by reference herein.)

4.7       Copy of Certificate of Designations, Preferences        --
          and Rights of Series F Exchangeable Preferred
          Stock of the Company. (Filed as Exhibit 4(b) to the Company's Current Report on Form 8-K filed on December 18, 1989, and incorporated by reference herein.)

4.8       Copy of Indenture dated as of December 15, 1992,        --
          between the Company and Harris Trust and Savings
          Bank, as Trustee, respecting the Company's
          $150,000,000  12-3/4% Notes due December 15,
          2002.  (Filed as exhibit 4-G to the Company's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated by reference herein.)

4.9       Copy of First Mortgage Indenture, dated April 1,        --
          1928, between Inland Steel Company (the "Steel
          Company") and First Trust and Savings Bank and
          Melvin  A. Traylor, as Trustees, and of
          supplemental indentures thereto, to and
          including the Thirty-First Supplemental
          Indenture, incorporated by reference from the following Exhibits: (i) Exhibits B-1(a), B-1(b),
          B-1(c), B-1(d) and B-1(e), filed with Steel
          Company's Registration Statement on Form A-2
          (No. 2-1855); (ii) Exhibits D-1(f) and D-1(g),
          filed with Steel Company's Registration
          Statement on Form E-1 (No. 2-2182); (iii)
          Exhibit B-1(h), filed with Steel Company's
          Current Report on Form 8-K dated January 18,
          1937; (iv) Exhibit B-1(i), filed with Steel
          Company's Current Report on Form 8-K  dated
          February 8, 1937; (v) Exhibit B-1(j) and B-1(k), filed with Steel Company's Current Report on
          Form 8-K for the month of April, 1940; (vi)
          Exhibit B-2, filed with Steel Company's
          Registration Statement on Form A-2 (No. 2-4357);
          (vii) Exhibit B-1(1), filed with Steel Company's
          Current Report on Form 8-K for the month of January, 1945; (viii) Exhibit 1, filed with
          Steel Company's Current Report on Form 8-K for the month of November, 1946; (ix) Exhibit 1, filed with Steel Company's Current Report on
          Form 8-K for the months of July and August, 1948; (x) Exhibits B and C, filed with Steel
          Company's Current Report on Form 8-K for the month of March, 1952; (xi) Exhibit A, filed with
          Steel Company's Current Report on Form 8-K for the month of July, 1956; (xii) Exhibit A, filed with Steel Company's Current Report on Form 8-K for the month of July, 1957; (xiii) Exhibit B, filed with Steel Company's Current Report on
          Form 8-K for the month of January, 1959; (xiv) the Exhibit filed with Steel Company's Current
          Report on Form 8-K for the month of December, 1967; (xv) the Exhibit filed with Steel
          Company's Current Report on Form 8-K for the month of April, 1969; (xvi) the Exhibit filed with Steel Company's Current Report on Form 8-K for the month of July, 1970; (xvii) the Exhibit filed with the amendment on Form 8 to Steel
          Company's Current Report on Form 8-K for the month of April, 1974; (xviii) Exhibit B, filed with Steel Company's Current Report on Form 8-K for the month of September, 1975; (xix) Exhibit
          B, filed with Steel Company's Current Report on
          Form 8-K for the month of January, 1977; (xx)
          Exhibit C, filed with Steel Company's Current
          Report on Form 8-K for the month of February, 1977; (xxi) Exhibit B, filed with Steel
          Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1978; (xxii) Exhibit B, filed with Steel Company's Quarterly Report on
          Form 10-Q for the quarter ended June 30, 1980;
          (xxiii) Exhibit 4-D, filed with Steel Company's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1980; (xxiv) Exhibit 4-D, filed with Steel Company's Annual Report on Form
          10-K for the fiscal year ended December 31, 1982; (xxv) Exhibit 4-E, filed with Steel
          Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1983; (xxvi)
          Exhibit 4(i) filed with the Steel Company's
          Registration Statement on Form S-2 (No.
          33-43393) and (xxvii) Exhibit 4 filed with Steel
          Company's Current Report on Form 8-K dated June
          23, 1993.

4.10      Copy of consolidated reprint of First Mortgage           --
          Indenture, dated April 1, 1928,  between Inland
          Steel Company and First Trust and Savings Bank
          and Melvin A. Traylor, as Trustees, as amended
          and supplemented by all supplemental indentures
          thereto, to and including the Thirteenth
          Supplemental Indenture.   (Filed as Exhibit 4-E
          to Form S-1 Registration Statement No. 2-9443, and incorporated by reference herein.)

5.1       Opinion of David B. Anderson, Vice
          President-Corporate Development, General Counsel
          and Secretary of the Company....................

23.1      The consent of David B. Anderson is contained in         --
          his opinion filed as Exhibit 5.1

23.2      Consent of Price Waterhouse LLP.................

24.1      Powers of attorney..............................